Exhibit 10.2

ZHIHU INC.

AMENDED AND RESTATED 2022 SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of this Amended and Restated 2022 Share Incentive Plan is to promote the success and enhance the value of Zhihu Inc., an exempted company formed under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the Directors, Employees, and Service Providers to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Directors, Employees, and Service Providers upon whose judgment, interest, and special effort, the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun should include the plural where the context so indicates.

2.1	“ADS” means the American Depositary Shares representing the Shares.

2.2	“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system (including the Hong Kong Listing Rules), of any jurisdiction applicable to Awards granted to residents therein.

2.3	“Award” means an Option and a Restricted Share Unit award or other types of awards approved by the Committee granted to a Participant pursuant to the Plan.

2.4	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5	“Board” means the board of directors of the Company.

2.6	“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)	has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)	has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)	has materially breached any of the provisions of any agreement with the Service Recipient;

(e)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient; or

(f)	has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

2.7	“Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.8	“Committee” means a committee of the Board described in Article 9.

2.9	“Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (d) and

(e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)	an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(b)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)	the complete liquidation or dissolution of the Company;

(d)	any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.10	“Director”, means a member of the Board or a member of the board of directors of any Subsidiary of the Company.

2.11	“Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.12	“Effective Date” shall have the meaning set forth in Section 10.1.

2.13	“Employee Participant” means any person, including an officer or a Director, who is in the employment of a Service Recipient (including persons who are granted Awards under the Plan as an inducement to enter into employment contracts with these companies), subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient. In assessing the eligibility of Employee Participants, the Board or the Committee will consider, amongst others, (i) the individual performance; (ii) time commitment, responsibilities or employment conditions according to the prevailing market practice and industry standard; (iii) the length of engagement with the Group; and (iv) the individual contribution or potential contribution the Employee Participant made or is likely to make to the development and growth of the Group.

2.14	“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.15	“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)	If the Shares (or ADSs) are listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange, the Nasdaq Stock Market or the Hong Kong Stock Exchange, its Fair Market Value shall be determined as follows:

(i)	for Options denominated in U.S. Dollars and exercisable into ADSs, the Fair Market Value shall be the higher of: (i) the closing sales price for the ADSs (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the ADSs are listed (as determined by the Committee) on the date of grant (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last Trading Date such closing sales price or closing bid was reported), and (ii) the average closing sales price (or the closing bid, if no sales were reported) for the ADSs as quoted on such exchange or system for the five business days immediately preceding the date of grant; and

(ii)	for Options denominated in Hong Kong Dollars and exercisable into Shares, the Fair Market Value shall be the higher of: (i) the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on the Hong Kong Stock Exchange on the date of grant (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last Trading Date such closing sales price or closing bid was reported), and (ii) the average closing sales price (or the closing bid, if no sales were reported) for the Shares as quoted on the Hong Kong Stock Exchange for the five business days immediately preceding the date of grant; or

(b)	If the Shares are not listed on one or more established stock exchanges or national market systems but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	In the absence of an established market for the Shares of the type described in (a) and (b) above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such transaction, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

2.16	“Group” means the Company and Subsidiaries of the Company.

2.17	“Group Entity” means the Company and any of the Subsidiaries of the Company.

2.18	“Hong Kong Dollars” means Hong Kong Dollars, the lawful currency of Hong Kong Special Administrative Region.

2.19	“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

2.20	“Hong Kong Listing Rules” means The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

2.21	“Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22	“Independent Non-executive Director” means a Director of the Company who meets the requirements of an independent non-executive director under the Hong Kong Listing Rules.

2.23	“Non-Qualified Share Option” means an Option that is not intended to be an Incentive Share Option.

2.24	“Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.

2.25	“Participant” means a person who, as an Employee Participant, a Related Entity Participant, or a Service Provider, has been granted an Award pursuant to the Plan.

2.26	“Parent” means any entity that is a “holding company” of the Company as defined in the Hong Kong Listing Rules.

2.27	“Plan” means this Amended and Restated 2022 Share Incentive Plan of Zhihu Inc., as amended and/or restated from time to time.

2.28	“Related Entity” means any Parent, fellow subsidiary, or associated company of the Company (as such terms are defined or interpreted under the Hong Kong Listing Rules).

2.29	“Related Entity Participant” means directors and employees of the holding companies, fellow subsidiaries or associated companies of the Company. In assessing the eligibility of Related Entity Participants, the Board or the Committee will consider, amongst others, (i) the actual degree of participation and contribution to the development of the Group; (ii) the extent of benefits and synergies brought to the Group; and (iii) the length of engagement with the Group.

2.30	“Restricted Share Unit” means the right granted to a Participant pursuant to Article 6.

2.31	“Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.32	“Service Provider”:

(a)	means persons who provide services to the Company or its Subsidiaries on a continuing or recurring basis in its ordinary and usual course of business which are in the interests of the long term growth of the Group, including service providers in the capacity of independent contractors, consultants and/or advisors who provide services to the Group in relation to:

(i)	research and development, specifically, the exploration of cutting-edge frontier technologies, proprietary technological asset accumulation, the iterative development of next-generation platform features, and pipeline product design;

(ii)	core technology support and infrastructure, specifically, proprietary algorithmic development, cloud infrastructure optimization, system and platform architecture design, data privacy and network security enhancement, and AI-enabled software solutions;

(iii)	content creation, specifically, the creation, sourcing, creation, and licensing of high-quality original content, vertical media resources, or proprietary copyrights essential to enrich and populate the Group’s principal platforms;

(iv)	product commercialization and marketing, specifically, market requirement analysis, product launch strategies, and the planning and execution of large-scale brand promotions or user acquisition campaigns;

(v)	innovation upgrading and strategic/commercial planning, specifically, business model transformation, the commercialization and monetization planning of innovative projects, and strategic layout optimization to adapt to regulatory changes and industry trends;

(vi)	business development, specifically, the identification and execution of value-accretive strategic corporate partnerships and exploration of new business diversification lines;

(vii)	human resources, specifically, identifying, headhunting and attracting top-tier senior executives or core R&D technical talent for key strategic positions;

(viii)	investor relations; and

(ix)	corporate governance, specifically, capital market communication strategies, shareholder engagement and listed company compliance management;

(b)	but excluding placing agents or financial advisers providing advisory services for fundraising, mergers or acquisitions, and professional service providers such as auditors or valuers who provide assurance, or are required to perform their services with impartiality and objectivity;

(c)	in assessing the eligibility of Service Providers, the Board or the Committee will consider, amongst others, (i) the individual performance of the relevant Service Provider; (ii) the length of business relationship with the Group; (iii) the materiality and nature of the business relationship with the Group (such as whether they relate to the core business of the Group and whether such business dealings could be readily replaced by third parties); (iv) the background, reputation, and track record of the relevant Service Provider; and (v) the scale of business dealings with the Group with regard to factors such as the actual or expected change in the Group’s revenue or profits which is or may be attributable to the relevant Service Provider.

2.33	“Service Recipient” means the Company or Subsidiary of the Company to which a Participant provides services as a Director, an Employee or a Service Provider.

2.34	“Share” means the class A ordinary shares of the Company, par value US$0.000125 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 8.

2.35	“Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned or controlled through contractual arrangements directly or indirectly by the Company.

2.36	“Trading Date” means any day on which the Hong Kong Stock Exchange and/or the New York Stock Exchange (as applicable) is open for the business of dealing in securities.

2.37	“U.S. Dollars” means the United States dollars, the lawful currency for the tie being of the United States of America.

Any terms used herein but not defined, including “connected person”, “close associates”, “associates”, “chief executive”, and “substantial shareholder”, shall have the meanings ascribed to them under the Hong Kong Listing Rules.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)	Subject to the provisions of Article 8 and Section 3.1(c), the maximum aggregate number of Shares which may be issued pursuant to all Awards granted after the date of approval of the amendments to the Plan by the shareholders of the Company (the “Scheme Mandate Limit”) shall be the sum of: (i) the number of Shares available for future grant of Awards under the Plan (as in effect immediately prior to such amendments) as of such date of approval; and (ii) the number of Shares underlying any Awards granted prior to the date of approval of the amendments to the Plan that lapse or are forfeited in accordance with the terms of the Plan after such date; provided that, the Scheme Mandate Limit, together with the number of Shares which may be issued pursuant to awards under any other share schemes (including share incentive plans) of the Company, must not exceed 10% of the Shares in issue and outstanding (excluding treasury Shares) as at the date of approval of the amendments to the Plan by the shareholders of the Company. To the extent that an Award granted after the date of approval of the amendments to the Plan lapses or is forfeited, the Shares underlying such Award shall not be counted for the purpose of calculating the Scheme Mandate Limit and shall become available for future grants. The Scheme Mandate Limit shall be equitably adjusted in the event of any share dividend, subdivision, reclassification, recapitalization, split, reverse split, combination, consolidation or similar transactions.

(b)	Subject to Section 3.1(a), the total number of Shares which may be issued in respect of all Awards to be granted to Service Providers under the Plan and any other share schemes of the Company must not exceed 0.2% of the relevant class of Shares in issue (excluding treasury Shares) as at the date of approval of the Plan by the shareholders of the Company (the “Service Provider Sublimit”).

(c)	If any Award is forfeited or lapses in accordance with the terms of the Plan, the unissued Shares subject to such Award shall again be available for grant under the Plan. For the avoidance of doubt, Shares withheld by the Company to satisfy any tax withholding obligations and cancelled Awards shall not be added back to the Scheme Mandate Limit and shall not again be available for grant under the Plan.

(d)	The Scheme Mandate Limit (and the Service Provider Sublimit) may be refreshed at any time by obtaining approval of the Shareholders in general meeting after three years from Effective Date or the date of Shareholders’ approval for the last refreshment, provided that:

(i)	the total number of Shares which may be issued in respect of all Awards to be granted under the Plan and any other share schemes of the Company under the Scheme Mandate Limit as refreshed (the “New Scheme Mandate Limit”) must not exceed 10% (and the Service Provider Sublimit as refreshed (the “New Service Provider Sublimit”) must not exceed 0.2%) of the total number of Shares in issue (excluding treasury Shares) at the date of the Shareholders’ approval of such New Scheme Mandate Limit (and New Service Provider Sublimit). Awards previously granted under the Plan or any other share schemes of the Company (including those exercised, outstanding, cancelled or lapsed in accordance with the terms of the Plan or any other share schemes of the Company) will not be regarded as utilized for the purpose of calculating the total number of Shares subject to the New Scheme Mandate Limit (and the New Service Provider Sublimit);

(ii)	any refreshment to the Scheme Mandate Limit (and the Service Provider Sublimit) within any three-year period must be approved by the Shareholders, where any controlling shareholders and their associates (or if there is no controlling shareholder, Directors (excluding Independent Non-executive Directors) and the chief executive of Company and their respective associates) must abstain from voting in favour of the relevant resolution at the general meeting and in accordance with the requirements under the Hong Kong Listing Rules; and

(iii)	the requirements under (i) and (ii) above do not apply if the refreshment is made immediately after an issue of securities by the Company to the Shareholders on a pro rata basis as set out in Listing Rule 13.36(2)(a) of the Hong Kong Listing Rules such that the unused part of the Scheme Mandate Limit (as a percentage of the total number of Shares in issue) upon refreshment is the same as the unused part of the New Scheme Mandate Limit immediately before the issue of securities, rounded to the nearest whole Share.

(e)	Without prejudice to the above, the Company may seek separate approval of the Shareholders in general meeting to grant Awards under the Plan or any other share schemes of the Company beyond the Scheme Mandate Limit (or the Service Provider Sublimit) or, if applicable, the extended limits referred to herein, provided the Awards in excess of the Scheme Mandate Limit (or the Service Provider Sublimit) are granted only to Eligible Participants specifically identified by the Company before such approval is sought. The Company must send a circular to the Shareholders containing the name of each specified Eligible Participant who may be granted such Awards, the number and terms of the Awards to be granted to each specified Participant, and the purpose of granting Awards to the specified Participants with an explanation as to how the terms of the Awards serve such purpose. The number and terms of Awards to be granted to such Eligible Participants must be fixed before Shareholders’ approval.

3.2	Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, at the discretion of the Committee, any Shares distributed pursuant to an Award may be represented by American Depository Shares. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1	Eligibility. Persons eligible to participate in this Plan include Employee Participants, Related Entity Participants, and Service Providers as determined by the Committee.

4.2	Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3	Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides, is employed, operates or is incorporated. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any action hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

OPTIONS

5.1	General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Timing of grant. No Option shall be granted to any Participant in circumstances prohibited by any Applicable Laws or at a time when the Participant would or might be prohibited from dealing in the Shares by any Applicable Laws. No Option shall be granted to any Participant where such person is in possession of any unpublished inside information in relation to the Company until such inside information has been published in an announcement in accordance with the Applicable Laws. Furthermore, no Option shall be granted:

(i)	during the period of 60 days immediately preceding the publication date of the annual results of the Company or, if shorter, the period from the end of the relevant financial year up to the publication date of such results; and

(ii)	during the period of 30 days immediately preceding the publication date of the quarterly and half-year results of the Company or, if shorter, the period from the end of the relevant half-year period up to the publication date of such results.

Such period will also cover any period of delay in the publication of any results announcement.

(b)	Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which shall not be lower than the Fair Market Value on the date of grant.

(c)	Time and Conditions of Exercise. The Committee (or the remuneration committee of the Board where the arrangements relate to grants of Options to the Directors and/or senior managers of the Company) shall determine the vesting schedule of each Option, which shall be set forth in the Award Agreement; provided that the term of any Option granted under the Plan shall not exceed ten years, except as provided in Section 11.1. The vesting period for Options shall not be less than twelve months from the date of grant. Notwithstanding the foregoing, Options granted to Employee Participants may be subject to a shorter vesting period under specific circumstances as determined by the Committee (or the remuneration committee of the Board where the arrangements relate to grants of Options to the Directors and/or senior managers of the Company), including but not limited to: (a) grants of Options where the total vesting period together with any holding or lock-up period exceeds twelve months; (b) grants of “make-whole” Options to new joiners to replace share awards they forfeited when leaving their previous employers; (c) grants to an Employee Participant whose employment is terminated due to death or disability or occurrence of any out of control event as provided in this Section Article 5; (d) grants with performance-based vesting conditions, or grants made in lieu of, or to satisfy or replace, performance-based cash bonuses, salary, or other compensation entitlements; (e) grants of Options that are made in batches during a year for administrative and compliance reasons, including Options that should have been granted earlier but for such administrative or compliance reasons and that are granted in a subsequent batch, in which case the vesting period may be shortened to reflect the time from which such Options would otherwise have been granted; and (f) grants with a mixed or accelerated vesting schedule such as where the Options may vest evenly over a period of twelve months. The Committee (or the remuneration committee of the Board where the arrangements relate to grants of Options to the Directors and/or senior managers of the Company) shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised. Any Option granted but not exercised by the end of its term will automatically lapse and be cancelled.

(d)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Chinese Renminbi, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after the Trading Date the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(e)	Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

(f)	Effects of Termination of Employment or Service on Options. Termination of employment or service shall have the following effects on Options granted to the Participants:

(i)	Dismissal for Cause. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(ii)	Death or Disability. Unless otherwise provided in the Award Agreement or with prior written approval from the Committee, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:

(a)	the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have until the date that is twelve months after the Participant’s termination of Employment or service to exercise the Participant’s Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of Employment or service on account of death or Disability;

(b)	the Options, to the extent not vested and exercisable on the date of the Participant’s termination of Employment or service, shall terminate upon the Participant’s termination of Employment or service on account of death or Disability; and

(c)	the Options, to the extent exercisable for the 12-month period following the Participant’s termination of Employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

(iii)	Other Terminations of Employment or Service. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:

(a)	the Participant will have until the date that is 90 days after the Participant’s termination of Employment or service to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of Employment or service;

(b)	the Options, to the extent not vested and exercisable on the date of the Participant’s termination of Employment or service, shall terminate upon the Participant’s termination of Employment or service; and

(c)	the Options, to the extent exercisable for the 90-day period following the Participant’s termination of Employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

5.2	Incentive Share Options. Incentive Share Options may be granted to Employees of the Company or a Subsidiary of the Company. Incentive Share Options may not be granted to employees of a Related Entity or to Independent Non-executive Directors or Service Providers. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed USD100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.

(b)	Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.

(c)	Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Participant.

(d)	Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.

ARTICLE 6

RESTRICTED SHARE UNITS

6.1	Grant of Restricted Share Units. The Committee is authorized to grant Restricted Shares Units to Participants on the following terms and conditions:

(a)	Timing of grant. No Restricted Shares Unit shall be granted to any Participant in circumstances prohibited by any Applicable Laws or at a time when the Participant would or might be prohibited from dealing in the Shares by any Applicable Laws. No Restricted Shares Unit shall be granted to any Participant where such person is in possession of any unpublished inside information in relation to the Company until such inside information has been published in an announcement in accordance with the Applicable Laws. Furthermore, no Restricted Shares Unit shall be granted:

(i)	during the period of 60 days immediately preceding the publication date of the annual results of the Company or, if shorter, the period from the end of the relevant financial year up to the publication date of such results; and

(ii)	during the period of 30 days immediately preceding the publication date of the quarterly and half-year results of the Company or, if shorter, the period from the end of the relevant half-year period up to the publication date of such results.

Such period will also cover any period of delay in the publication of any results announcement.

(b)	Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, the purchase price (if any), and such other terms and conditions as the Committee, in its sole discretion, shall determine. The basis of determination of the purchase price of Shares awarded shall be determined by the Committee from time to time based on considerations such as the purpose of the Plan, the prevailing market price of the Shares, the Company’s performance, and the Participant’s contribution.

(c)	Vesting Period. The vesting period for Restricted Share Units shall not be less than twelve months from the date of grant. Notwithstanding the foregoing, Restricted Share Units granted to Employee Participants may be subject to a shorter vesting period under specific circumstances as determined by the Committee (or the remuneration committee of the Board where the arrangements relate to grants of Restricted Share Units to the Directors and/or senior managers of the Company), including but not limited to: (a) grants of Restricted Share Units where the total vesting period together with any holding or lock-up period exceeds twelve months; (b) grants of “make-whole” Restricted Share Units to new joiners to replace share awards they forfeited when leaving their previous employers; (c) grants to an Employee Participant whose employment is terminated due to death or disability or occurrence of any out of control event; (d) grants with performance-based vesting conditions, or grants made in lieu of, or to satisfy or replace, performance-based cash bonuses, salary, or other compensation entitlements; (e) grants of Restricted Share Units that are made in batches during a year for administrative and compliance reasons, including Restricted Share Units that should have been granted earlier but for such administrative or compliance reasons and that are granted in a subsequent batch, in which case the vesting period may be shortened to reflect the time from which such Restricted Share Units would otherwise have been granted; and (f) grants with a mixed or accelerated vesting schedule such as where the Restricted Share Units may vest evenly over a period of twelve months.

6.2	Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

6.3	Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 7

PROVISIONS APPLICABLE TO AWARDS

7.1	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

7.2	Maximum Individual Limit. Where any grant of Awards to a Participant would result in the Shares issued and to be issued in respect of all options and awards granted to such person (excluding any Awards lapsed in accordance with the terms of the Plan) under the Plan and any other share schemes of the Company in the 12-month period up to and including the date of such grant representing in aggregate over 1% of the Shares in issue and outstanding (excluding treasury shares), such grant must be separately approved by shareholders of the Company in general meeting with such Participant and his/her close associates (or associates if the Participant is a connected person) abstaining from voting. In this case a circular shall be sent to the Shareholders, which must disclose the identity of the Participants, the number and terms of the Awards to be granted (and those previously granted to such Participant in the 12-month period), the purpose of granting the Awards to the Participant and an explanation as to how the terms of the Awards serve such purpose. The number and terms of the Awards to be granted to such Participant must be fixed before Shareholders’ approval. In respect of any Award, the date of the board meeting for proposing such further grant should be taken as the date of grant for the purpose of calculating the exercise price under Hong Kong Listing Rule 17.03E.

7.3	Grant of Awards to Connected Persons.

7.3.1.	Any grant of Awards to a Director, chief executive or substantial shareholder of the Company, or any of their respective associates, must be approved by the Independent Non-executive Directors (excluding Independent Non-executive Director who is the grantee).

7.3.2.	Where any grant of Awards (excluding grant of Options) to a Director (other than an Independent Non-executive Director) or chief executive of the Company, or any of their associates would result in the Shares issued and to be issued in respect of all awards granted (excluding any awards lapsed) to such person under the Plan and any other share schemes of the Company in the 12-month period up to and including the date of such grant, representing in aggregate over 0.1% of the Shares in issue and outstanding (excluding treasury shares), such further grant of Awards must be approved by shareholders of the Company in general meeting.

7.3.3.	Where any grant of Awards to an independent non-executive director or a substantial shareholder of the Company, or any of their respective associates would result in the Shares issued and to be issued in respect of all options and awards granted (excluding any options and awards lapsed) to such person under the Plan and any other share schemes of the Company in the 12-month period up to and including the date of such grant, representing in aggregate over 0.1% of the Shares in issue and outstanding (excluding treasury shares), such further grant of Awards must be approved by shareholders of the Company in general meeting.

7.3.4.	In the event of any grant of Awards made under Sections 7.3.2 or 7.3.3, a circular shall be sent to the Shareholders, which must contain: (a) details of the number and terms of the Awards to be granted to each Participant, which must be fixed before the Shareholders’ meeting. In respect of any Options to be granted, the date of board meeting for proposing such further grant is to be taken as the date of grant for the purpose of calculating the exercise price under Hong Kong Listing Rule 17.03E; (b) the views of the Independent Non-executive Directors (excluding any Independent Non-executive Director who is the Participant) as to whether the terms of the grant are fair and reasonable and whether such grant is in the interests of the Company and its Shareholders as a whole, and their recommendation to the independent Shareholders as to voting; (c) information relating to any Directors who are trustees of the Plan or have a direct or indirect interest in the trustees; and (d) the information required under Hong Kong Listing Rule 2.17.

7.4	No Transferability; Limited Exception to Transfer Restrictions.

7.4.1.	Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 7.4, by applicable law and by the Award Agreement, as the same may be amended:

(a)	all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)	Awards will be exercised only by the Participant; and

(c)	amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the Shares shall be subject to the restrictions set forth in the applicable Award Agreement.

7.4.2.	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 7.4.1 will not apply to, subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, and subject to the Hong Kong Stock Exchange granting an express waiver, transfer to entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Committee and the Hong Kong Stock Exchange, pursuant to such conditions and procedures as the Committee or the Hong Kong Stock Exchange may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or such other reasons as the Board and the Hong Kong Stock Exchange consider to be justifiable) and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 7.4.2 to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options and Restricted Share Units will be subject to any and all transfer restrictions under the Hong Kong Listing Rules and the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards.

7.5	Beneficiaries. Notwithstanding Section 7.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to settle the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant as well as the Applicable Laws, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

7.6	Performance Objectives and Clawback.

(a)	The Committee may, in its absolute discretion, specify in the Award Agreement the performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of the Awards that will be granted or paid out to the Participants. If no performance objectives are attached to the Awards, the Committee shall state the reasons in the grant announcement.

(b)	In determining the performance targets applicable to an Award, the Committee will consider general factors including, without limitation, (i) the financial results, operating performance, business growth and other relevant indicators of the Group, any of its business segments, the relevant Related Entity Participant or the relevant Service Provider; and (ii) the individual Participant’s contribution, work performance and other specific personal factors which the Committee may consider appropriate. Such performance targets will be reviewed and assessed periodically, whether on an absolute basis or by reference to relative benchmarks, including pre-determined targets, prior year results or a specified peer or comparison group, as determined by the Committee in its sole discretion.

(c)	The Company has established a clawback mechanism. The Committee may, in its absolute discretion, determine that an Award shall lapse or be subject to clawback in the event of serious misconduct, a material misstatement in the Company’s financial statements, when the Award to the Grantee will no longer be appropriate and aligned with the purpose of the Plan, or other circumstances as specified in the Award Agreement.

7.7	Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded (including the Hong Kong Listing Rules). The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

7.8	Paperless Administration. Subject to Applicable Laws, the Committee may make Awards and provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

7.9	Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise or purchase price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. Dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the People’s Republic of China, the exchange rate as selected by the Committee on the date of exercise or purchase.

ARTICLE 8

CHANGES IN CAPITAL STRUCTURE

8.1	Adjustments. In the event of a capitalization issue, rights issue, sub-division or consolidation, or any other change affecting the Shares or the share price of a Share, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance objective or criteria with respect thereto); and (c) the exercise or purchase price per Share for any outstanding Awards under the Plan, provided that any adjustments must give a Participant the same proportion of the equity capital, rounded to the nearest whole share, as that to which that person was previously entitled, but no such adjustments may be made to the extent that a Share would be issued at less than its nominal value. In respect of any such adjustments, other than any made on a capitalisation issue, an independent financial adviser or the Company’s auditors must confirm to the Directors in writing that the adjustments satisfy the requirements set out in the Hong Kong Listing Rules.

8.2	Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the Fair Market Value of the Shares underlying such Award, or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares, or (iv) payment of such Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date as determined by the Committee when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

8.3	Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 8, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

8.4	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, and no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise or purchase price of any Award.

ARTICLE 9

ADMINISTRATION

9.1	Committee. The Plan shall be administered by the Board or a committee of one or more members of the Board (the “Committee”) to whom the Board shall delegate the authority to grant or amend Awards to Participants other than any of the Committee members, Independent Non-executive Directors and executive officers of the Company. Reference to the Committee shall refer to the Board in absence of the Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws, and with respect to Awards granted to the Committee members, Independent Non-executive Directors and executive officers of the Company and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board.

9.2	Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Group Entity, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

9.3	Authority of the Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)	designate Participants to receive Awards;

(b)	determine the type or types of Awards to be granted to each Participant;

(c)	determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)	designate an administrator to administer the Awards to Participants other than Committee members, Independent Non-executive Directors or executive officers of the Company, including designating Participants to receive Awards, determining the type or types of Awards to be granted to each Participant, and determining the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)	determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise or grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability or vesting of an Award, any performance objectives, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f)	determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered. The various circumstances under which Awards may be cancelled include, but not limited to:

(i)	where the Service Recipient pays to the Participant an amount equal to the purchase price (if any) paid by the Participant for the relevant Award;

(ii)	where the Committee makes any arrangement as the Board or the Committee and the Participant may mutually agree in order to compensate him/her for the cancellation; or

(iii)	where the Committee determines that such cancellation is in the best interest of the Company and its Shareholders as a whole due to strategic adjustments, corporate restructuring;

(g)	prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)	decide all other matters that must be determined in connection with an Award;

(i)	establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)	interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(k)	amend terms and conditions of Award Agreements; and

(l)	make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan, including design and adopt from time to time new types of Awards that are in compliance with Applicable Laws.

9.4	Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

9.5	Shareholders’ approval. Notwithstanding the other provisions of this Plan, to the extent required under the rules of any securities exchange or market system on which the Shares are listed (including the Hong Kong Listing Rules), amendments to the terms of Awards granted under the Plan shall be subject to approval by the Company’ shareholders entitled to vote at a meeting of shareholders.

ARTICLE 10

EFFECTIVE AND EXPIRATION DATE

10.1	Effective Date. The Plan shall become effective as of the date on which the Plan is approved by the shareholders of the Company in general meeting (the “Effective Date”).

10.2	Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the first Effective Date.[1] Any Awards that are outstanding on the tenth anniversary of the first Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 11

AMENDMENT, MODIFICATION, AND TERMINATION

11.1	Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Company decides to follow home country practice in lieu of shareholder approval as permissible under the applicable stock exchange rules, and (b) unless the Company decides to follow home country practice in lieu of shareholder approval as permissible under the applicable stock exchange rules, shareholder approval is required for any amendment to the Plan that increases the number of Shares available under the Plan (other than any adjustment as provided by Article 8 or 3.1(a)).

11.2	Awards Previously Granted. Except with respect to amendments made pursuant to Section 11.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. In the event that the Plan is terminated while any Award remains outstanding and unexercised or unvested, the provisions of this Plan shall remain in full force to the extent necessary to give effect to the exercise or vesting of any such Award.

ARTICLE 12

GENERAL PROVISIONS

12.1	No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

12.2	No Shareholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award. Accordingly, except as otherwise determined by the Committee, a Participant shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the shareholders on the register of members of the Company on a date prior to the name of such Participant being registered on such register. Any trustee holding unvested Shares of the Plan, whether directly or indirectly, shall abstain from voting on matters that require shareholders’ approval under the Hong Kong Listing Rules, unless otherwise required by the Applicable Laws to vote in accordance with the beneficial owner’s direction and such a direction is given.

1       The date of initial adoption of the 2022 Share Incentive Plan was on 30 March 2022.

12.3	Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

12.4	No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

12.5	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the relevant Group Entity.

12.6	Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.7	Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the any Group Entity except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.8	Expenses. The expenses of administering the Plan shall be borne by the Group Entities.

12.9	Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.10	Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

12.11	Limitations Applicable to Section 16 Persons. Notwithstanding anything herein to the contrary, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act from time to time) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.12	Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

12.13	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Cayman Islands.

12.14	Section 409A. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

12.15	Appendices. Subject to Section 11.1, the Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitation contained in Section 3.1 of the Plan without the approval of the Board.